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                                                                      Exhibit 21

                                  Subsidiaries
                                  ------------

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

EPT DownREIT, Inc.                                          Missouri
EPT DownREIT II, Inc.                                       Missouri
Atlantic-EPR I, L.P.                                        Delaware
3 Theatres, Inc.                                            Missouri
Megaplex Holdings, Inc.                                     Missouri
Cantera 30, Inc.                                            Missouri